Exhibit 23.1

Semple, Marchal & Cooper, llp
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

2700 NORTH CENTRAL AVENUE, NINTH FLOOR, PHOENIX, ARIZONA 85004 • TEL 602-241-l500 • FAX 602-234-1867
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ready Mix, Inc.
As independent registered certified public accountants, we hereby consent to the incorporation by reference in the S-8 registration statement of our report dated February 20, 2009, included in the Company’s Form 10-K for the year ended December 31, 2008 and to all references to our firm included in this registration statement

Phoenix, Arizona
February 24, 2009
INDEPENDENT MEMBER OF THE BDO SEIDMAN ALLIANCE